UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 7, 2010

 Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

On October 7, 2010, Hampton Roads Bankshares, Inc. (the “Company”) dismissed Yount, Hyde & Barbour, P.C. (“YHB”) as the Company’s independent registered public accounting firm and engaged KPMG LLP (“KPMG”) as its new independent registered public accounting firm.

Except as noted in the paragraphs immediately below, YHB’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The audit report of YHB on the Company’s consolidated financial statements, as of, and for the fiscal year ended December 31, 2009 (as restated), contained explanatory paragraphs noting that such financial statements had been restated due to a misstatement and that substantial doubt existed about the Company’s ability to continue to operate as a going concern.

The audit report of YHB on the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2009, expressed an opinion that the Company had not maintained effective internal controls over financial reporting, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, because of the effect of a material weakness that culminated from multiple significant deficiencies identified in the Company’s internal controls over financial reporting (the “Material Weakness”).  The areas in which these deficiencies existed are summarized as follows:

●	Inadequate controls over the accounting for income taxes. The Company lacked sufficient personnel with adequate technical skills related to accounting for income taxes.

●	In connection with the inadequate controls over accounting for income taxes, the Company has restated the 2009 financial statements to correct an error involving a reserve against deferred tax assets.

●
Ineffective controls over the accounting for certain loan transactions. Specifically, the Company lacked adequate controls over accounting for loans or partial loans sold to other institutions and accounting for payments and accrual of interest on nonaccrual loans.

●
Ineffective controls and procedures related to certain information technology applications and general computer controls. The Company did not maintain adequate controls to prevent unauthorized access to certain programs and data, and provide for periodic review and monitoring of access including analysis of segregation of duties conflicts.

●
Weaknesses within the area of Human Resources were identified including inadequate controls over access to payroll data and a lack of procedures to review payroll changes and reconcile payroll data to supporting documentation.

During the Company’s fiscal years ended December 31, 2009 and 2008 and through the current date, the Company is not aware of any disagreements with YHB on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to YHB’s satisfaction, would have caused it to make reference to the matter in conjunction with its report on the Company’s consolidated financial statements for the relevant year.

During the Company’s fiscal years ended December 31, 2009 and 2008 and through the current date there were no reportable events (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

The Company has provided YHB with a copy of the above statements and has requested that YHB furnish it with a letter addressed to the United States Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of such letter, dated October 13, 2010, is attached hereto as Exhibit 16.1.

On October 7, 2010, following a comprehensive search process initiated by the Company, the Audit Committee of the Board of Directors of the Company appointed KPMG as the Company’s independent registered public accounting firm.  The change in auditors was recommended by the Audit Committee.

During the Company’s fiscal years ended December 31, 2009 and 2008 and through the current date, neither the Company, nor anyone on behalf of the Company, consulted with KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by KPMG to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or a financial reporting issue or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.  Financial Statements and Exhibits.

Ex. 16.1	Letter from Yount, Hyde & Barbour, P.C. to the Securities and Exchange Commission dated October 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: October 13, 2010	By:	/s/ John A.B. Davies, Jr.
John A.B. Davies, Jr.
President and Chief Executive Officer

Exhibit Index

Ex. 16.1	Letter from Yount, Hyde & Barbour, P.C. to the Securities and Exchange Commission dated October 13, 2010.